UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LAMARUN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	45-0524520
(State or other jurisdiction of	Primary Standard Industrial	IRS Employer
incorporation	Classification Code Number	Identification Number
or organization)

111 Tollgate Drive	Empire Stock Transfer
Ancaster, Ontario	2470 Saint Rose Parkway, Suite 304
Canada L9G5C9	Henderson, Nevada 89074
905-921-5923	(702) 818 - 5898
(Address and telephone number of principal executive	(Name, address and telephone number of agent for
offices)	service)

Copies to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
(732) 409 - 1212

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and
“smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]		Accelerated Filer [ ]

Non-accelerated Filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

	Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	Common	5,840,000	$0.01	58,400	$ 4.16

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, Dated July 19 , 2010

LAMARUN RESOURCES, INC.
5,840,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 5,840,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

Table of Contents

		PAGE
Summary		5
Risk Factors		6
-	Our auditor has expressed substantial doubt as to our ability to continue as a going concern	6
-	Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost	6
-	Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure	6
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	If we become subject to burdensome Government regulation or other legal uncertainties, our business will be negatively affected	7
-	Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure	7
-	Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	If we do not obtain additional financing, our business will fail	8
-	Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment	9
-	Because our directors own more than 50% of the outstanding shares, they are able to decide who will be directors and you will not be able to elect any directors or control operations.	9
-	Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.	9
-	If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	9
-	Because there is no public trading market for our common stock, you may not be able to resell your shares	10
Forward-Looking Statements		10
Use of Proceeds		10
Determination of Offering Price		10
Dilution		11
Selling Security Holders		11
Plan of Distribution		12
Description of Securities		14
Interest of Named Experts and Counsel		15
Description of Business		15
Description of Property – Gold Coin Claim		16
Certain Transactions		24
Financial Statements		24
Plan of Operation		26
Changes in and Disagreements with Accountants		28
Executive Compensation		30
Security Ownership of Certain Beneficial Owners and Management		31
Certain Relationships and Related Transactions		32
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		32
Information not Required in Prospectus		34

ITEM 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

About our Company

     We are an exploration stage corporation. We own a 100% interest in one mineral claim known as the Gold Coin Property. We intend to conduct exploration work on the Gold Coin Property in order to ascertain whether it possesses economic quantities of gold. We are a company without revenues or operations and have minimal assets and have incurred losses since inception.

     Our principal executive office is located at 111 Tollgate Drive, Ancaster, Ontario, Canada L9G5C9. Our telephone number is (905) 9215923and our registered agent for service of process is Empire Stock Transfer, Inc. located at 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada 89074. Our fiscal year end is August 31.

Terms of the offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	5,840,000 shares of common stock,
Offering price per share	$ 0.01
Net proceeds to us	None
Number of shares outstanding before the offering	12,040,000
Number of shares outstanding after the offering if all of the shares are sold	12,040,000

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of May 31, 2010	As of August 31, 2009
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$38,125	56,697
Total Liabilities	$11,994	12,000
Stockholders Equity	$38,125	44,697

	For the period	Period from
	from Inception to	January 18, 2008
	May 31 , 2010	(date of inception)
		to August 31, 2009
		(Audited)
Income Statement
Revenue	$--	-
Total Expenses	$41,482	18,416
Net Loss	$(41,482)	(18,416)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Lamarun Resources Inc.

     An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual mineral property prospect ever having reserves is extremely remote. In all probability, our Gold Coin Property does not contain any reserves. As such, any funds spent on exploration will probably be lost, which would result in a loss of your investment.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of the Gold Coin Property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 18, 2008 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Gold Coin Property and the production of minerals from the property, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss from inception to May 31, 2010 is $41,482. The loss was a result of the payment of fees for our claims, incorporation, general and administrative expenses, audit and accounting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to find mineralized material
*	our ability to extract the mineralized material
*	our ability to generate revenues from the sale of mineralized material

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure against or which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because our property has not been physically examined in the field by a professional geologist it is possible the there are no mineral reserves.

If our property claim does not contain any reserves you would lose your entire investment.

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the British Columbia mining laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the legislation may require us to undertake an environmental review process.

In addition, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.condition and operating results may be harmed.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Harvinder Klare, only spends approximately 10 % of his business time providing his services to us, while our Secretary Mr. Ken Bhandal and Treasurer Mr. Gary Sangha each only devote approximately 10% of their time to our affairs. While Mr. Klare, Mr. Bhandal and Mr. Sangha presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Klare, Mr. Bhandal and Mr. Sangha from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of May 31, 2010 , we had cash in the amount of $ 38,125 . We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Gold Coin Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order to complete the entire recommended exploration program. We will also require additional financing if the costs of the exploration of the Gold Coin Property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Gold Coin Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Risks associated with this Offering

Because our directors own more than 50% of the outstanding shares, they are able to decide who will be directors and you will not be able to elect any directors or control operations.

Our directors collectively own 6,200,000 shares of our common stock and will continue to control us. As a result, our directors are able to elect all of our directors and control our operations.

Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,840,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 48.5% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares. We intend to engage a market maker to apply to have our common stock listed on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Item 5 DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Item 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. SELLING SECRUITY HOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

James Powell	180,000	1.5%	180,000	0%
David Viola	180,000	1.5%	180,000	0%
Hussein Jalloul	180,000	1.5%	180,000	0%
Conson Emiliyauis	140,000	1.1%	140,000	0%
Fathima Farvin Mehar	140,000	1.1%	140,000	0%
Fathima Mehar	140,000	1.1%	140,000	0%
Shaun Jamieson	160,000	1.3%	160,000	0%

Leo Tinico	180,000	1.5%	180,000	0%
Fardowsa Gabeyre	160,000	1.3%	160,000	0%
Vince Consoli	180,000	1.5%	180,000	0%
Chris McGill	140,000	1.1%	140,000	0%
Joseph Lucas	140,000	1.1%	140,000	0%
Egbert Felix	140,000	1.1%	140,000	0%
Kevin Hartherly	140,000	1.1%	140,000	0%
Brian Lucas	140,000	1.1%	140,000	0%
Sharon Chase	140,000	1.1%	140,000	0%
George Dizes	140,000	1.1%	140,000	0%
Dwayne Arokium	100,000	0.83%	100,000	0%
Kathleen Balgrove	100,000	0.83%	100,000	0%
Sonia Visalli	180,000	1.5%	180,000	0%
Ajit Gautam	160,000	1.3%	160,000	0%
Dini Dimakos	160,000	1.3%	160,000	0%
Liliana Aiello	180,000	1.5%	180,000	0%
Galina Lechtchoun	160,000	1.3%	160,000	0%
Ekaterina Kaptur	160,000	1.3%	160,000	0%
Taunica Johnson	160,000	1.3%	160,000	0%
Ayham Helwani	160,000	1.3%	160,000	0%
Gary Fraga	100,000	0.83%	100,000	0%
Larisa Levin	180,000	1.5%	180,000	0%
Abdirizak Gabaire	140,000	1.1%	140,000	0%
Allan Tinico	160,000	1.3%	160,000	0%
Rahul Gopal	100,000	0.83%	100,000	0%
Edward Jiminez	140,000	1.1%	140,000	0%
Dora Paola	100,000	0.83%	100,000	0%
Jordan Queyquep	140,000	1.1%	140,000	0%
Soumela Apostolidis	100,000	0.83%	100,000	0%
Derron Cooke	100,000	0.83%	100,000	0%
Deyon Woon	100,000	0.83%	100,000	0%
Dennis Henry	100,000	0.83%	100,000	0%
Patrick Lucas	140,000	1.1%	140,000	0%
Anthony Aiello	100,000	0.83%	100,000	0%

To our knowledge, none of the selling shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or

- has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

- are broker-dealers or affiliated with broker-dealers.

Item 8. PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $0.01 has been determined based upon the original purchase price paid by the selling shareholders of $0.01. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to apply to list our common stock on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,

O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

O	through direct sales to purchasers or sales effected through agents,

O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

O	any combination of the foregoing.

In addition, after this Form S-1 is declared effective and a market has developed, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $31,096.16.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

     Our authorized capital stock consists of 62,000,000 shares of common stock, par value $0.001 per share. Currently we have 12,040,000 shares issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

      We have no preferred shares authorized.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Cinnamon Jang Willough & Company, charted accountants by to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on January 18, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Gold Coin Property located in British Columbia, Canada. We maintain our statutory registered agent's office at Empire Stock Transfer Inc. at 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. Our business office is located at 111 Tollgate drive, Ancaster, Ontario, Canada L9G5C9. Our telephone number is (905) 9215923. We are an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in one mineral collectively known as the Gold Coin Property. We have not yet commenced exploration. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to the completion of a survey of the mineral claims comprising the Gold Coin Property in order to ensure that the mineralization that we intend to exploit is within the claims boundaries. The cost of such a survey is estimated to be $25,000.

Our plan of operation is to conduct exploration work on the Gold Coin Property in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that economic mineral deposits or reserves, exist on the Gold Coin Property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Our directors Harvinder Klare, Ken Bhandal and Gary Sangha have no professional training or technical credentials in the exploration, development and operation of mines. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Even if we complete our proposed exploration programs on the Gold Coin Property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

At the time of this report, we have engaged Mr. Laurence Sookchoff, Professional Engineer, to carry out the recommended geological work program on the company's Gold Coin mineral claim. There is no written agreement concerning the engagement of Mr. Sookchoff and payment for services will be executed on an on-going basis as invoiced.

We have been advised that presently, staff is reviewing historical data on the gold coin and a prospecting crew is being mobilized to travel to the property to carry out the initial Phase 1 program consisting of prospecting, trenching and sampling."

Gold Coin Property

On May 16, 2008, we entered into a Purchase and Sale Agreement with Mr. Michael Schuss of Richmond, British Columbia, whereby he agreed to grant us a 100% undivided right, title and interest in one mineral claim located in the New Westminster Mining District of British Columbia, Canada for US$6,500.

The Gold Coin Property consists of one mineral claim comprised of one claim block with an area of 465.1 acres (188.22 hectares) and is located in southwestern British Columbia, Canada, 90 miles northeast of Vancouver and 47 miles northwest of Princeton in the New Westminster Mining Division. Particulars are as follows:

Claim Name	Tenure No.	Expiry Date
Gold Coin	555772	August 1, 2010

The Gold Coin Property is owned 100% by Lamarun Resources Inc.

To maintain the ownership of the claim, the company is obligated to either complete exploration work of Cdn$4.00 per hectare per year for the three years after staking thence Cdn$8.00 per hectare per year in the future years or in the alternative of the exploration expenditures, the payment of the equivalent of cash in lieu prior to the Expiry Date.

The property is not subject to any royalties, back-in rights, payments or other agreements or encumbrances. The property is not known to be subject to any environmental liabilities. Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling; the cost of which would be the charge for the preparation and submission of the permit documents and a security deposit of $1,000.00 (one thousand dollars) which would be refunded upon the reclamation of the disturbed areas.

Location and Access

The Gold Coin Property is located in the New Westminster Mining Division, in southwestern British Columbia, Canada, 90 miles northeast of Vancouver and 47 miles northwest of Princeton. It is situated within the northern tip of the Cascade Mountain Range, a physiographic province of which only a small area lies in British Columbia.

Access is via Trans Canada Highway No. 1 for approximately 90 miles to within 14 miles south of Boston Bar and two miles by a secondary road which leads to the Property.

History

There is no reported production from the Gold Coin property.

Exploration work on the Gold Coin Property was performed in the early 1900’s. During exploration, a tunnel was exposed containing an iron-stained sedimentary rock and “rotten” quartz, talc and slate fragments.

From 1979 to 1981, Aquarius Resources Ltd. completed a geochemical survey on portions of the present ground covered by the Property. Aquarius in association with other companies completed additional exploration in the immediate area.

Physiography, Climate, Vegetation and Water

The Gold Coin Property is situated within the northern tip of the Cascade Mountain Range that is characterized by steep ridges and heavily vegetated valley floors with elevations ranging from 2150 feet to 2600 feet.

The regions annual precipitation is heavy and the temperatures are relatively mild.

Sufficient water is accessible from the many creeks that are located within the confines of the property.

Electrical power may be available from a high voltage transmission line that is within four miles of the property.

Geology Definitions

In the following sections discussing the geology of the Gold Coin Property, the following technical terms have the indicated meanings:

A Graben is depressed block of land bordered by parallel faults. Graben is German for ditch.

A fault is a break in the Earth's crust caused by tectonic forces which have moved the rock on one side with respect to the other. They may extend many kilometers, or be only a few centimeters in length and similarly, the movement or displacement along the fault may vary widely.

Serpentine pertains to rocks, or soils derived from them, with generally low levels of calcium and other nutrients, and high levels of magnesium, iron, and certain toxic metals.

Ultramafic Rock are igneous rocks that contain magnesium and iron and only a very small amount of silica, such as are found in the Earth's mantle

Jurassic is the period from 205 to 135 million years ago.

Complex refers to a rock structure formed by undivided sedimentary rocks.

Permian is the period from 280 million to 230 million years ago.

Sedimentary Rock is a form of rock made by the deposition and compression of small particles.

Metamorphic Rocks pertains to rock that has been changed from its original form by subjection to heat and/or pressure.

Metallogenic Belt pertains to a belt of rocks, often structurally controlled, that are host to a specific selection of metals.

Lode is a vein of ore (gold) that is deposited or embedded between layers of rock.

Quartz is one of the most common minerals in the Earth's continental crust.

Argillite is a fine-grained sedimentary rock composed predominantly of indurated clay particles.

Schistose pertains to a formation containing or resembling schist

Schist is a medium-grained metamorphic rock usually composed essentially of mica, that spits easily into layers. Schist is characteristically foliated, meaning the individual mineral grains split off easily into flakes or slabs. The word schist is derived from the Greek word σχíζειν meaning "to split"

Talc is a fine grained mineral having a soft soapy feel and consisting of hydrated magnesium silicate that is used in a variety of products including talcum powder.

Regional Geology

The Gold Coin Property is located west of the Methow Graben, a prominent geological feature of the Cascade Range of Washington and British Columbia. It is marked by the Hozameen Fault separating the Jurassic Ladner group of rocks and the Permean to Jurassic Hozameen undivided sedimentary rocks. The Graben makes up the Coquihalla Gold Belt of southern British Columbia, a historic metallogenic belt characteristic of lode gold occurrences. Much of the gold occurrences within the belt are spatially related to the Hozameen Fault and host low tonnage of high-grade deposits and high tonnage of low-grade deposits as found in the Caroline Mines mineral deposit which is located south of the Property.

Property Geology

The Gold Coin covers a portion of the Hozameen fault with the Lower Jurassic to Middle Jurassic Ladner Group to the east and the Permian to Jurassic Hozameen Complex to the west. The property is situated on the western entrance of a serpentinite rock belt which contain black, carbonaceous slate and argillite of the Jurassic Ladner Group. Sediments adjacent to the entry contain irregular bunches and strings of quartz.

Property Mineralization

The Gold Coin mineral showing is exposed in an iron-stained tunnel containing altered argillite, schistose serpentine near the entrance and hosts “rotten” quartz, talc and platy slate fragments.

Supplies

Supplies and manpower are readily available for exploration of the property.

Other

Other than our interest in the Gold Coin Property, we own no business or other property.

Summary Report on Properties

Mr. Laurence Sookochoff, P.Eng., was hired by Lamarun to provide an initial Geology Report dated June 7, 2008 on the Gold Coin Property. Mr. Sookochoff has been continuously practicing in his profession as a geologist since 1966, and has been involved in geological research, prospecting and exploration for metals. He graduated from the University of British Columbia, Vancouver, Canada, with a B.Sc. degree in Geology. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 23572). Mr. Sookochoff is also president of Sookochoff Consultants Inc. He does not have any interest in the Gold Coin Property or the Company. Mr. Sookochoff has not visited the property. His report details the geological and exploration history of the Gold Coin Property, including the land status, climate, geology and mineralization. Based upon previous exploration activity in the area, Mr. Sookochoff recommends the Company conduct a specific exploration program on the Gold Coin Property. The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Recommended Exploration Program

Mr. Sookochoff recommends an initial results-based three-phase exploration program. The total estimated cost of the recommended exploration program is $99,500.

The exploration program proposed by Mr. Sookochoff is designed to determine whether mineralization exists to the extent that further exploration is recommended to outline any such mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. If we decide to abandon our mineral claim at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. The other properties may be located in the same mining district or we may in the future explore properties located in other jurisdictions, which may include other provinces in Canada, or in the United States. Currently, the Company does not have any other properties or any intentions of acquiring any other properties. Mr. Sookochoff recommends a three-phase exploration program to further evaluate the Gold Coin Property.

Phase I would consist of prospecting, trenching and sampling of rock and soil from the property for metal analysis. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. Soil sampling involves gathering dirt from property areas with the most potential to host economically significant mineralization based on past exploration results. Samples are gathered that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. It is estimated that Phase I would be completed in the late spring of 2010 and the estimated cost to complete this phase is $7,500.

Phase II would consist of VLF-EM and soil magnetometer surveys to determine the potential for significant mineralization under the property surface. It is estimated that Phase II would be completed in the late summer of 2010 and the estimated cost to complete this phase is $12,000.

VLF-EM surveys consist of two separate surveys: the very low frequency (VLF) survey and the electromagnetic survey. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Magnetometer surveys use electricity and magnets to determine conductivity. Almost all of the precious and base metals that the Company seeks are above average conductors of electricity and will affect the VLF and electromagnetic readings. Electromagnetic (EM) surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Geochemical analysis consists of consists of a geologist and his assistant gathering grab samples with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

Geological mapping involves recording previous exploration data on the property based on the grid area upon which the exploration was conducted in order to determine the best property locations to conduct subsequent exploration work.

Phase III would consist of test drilling. It is estimated that Phase III would be completed in the late fall, early winter of 2010 and the estimated cost to complete this phase is $80,000.

Proposed Budget

Approximate costs for the recommended three phase program are as follows:

Phase One:

Trenching and sampling over known mineralized zones	$7,500.00

Phase Two:

VLF-EM and soil geochemical surveys	$12,000.00

Phase Three:

Test diamond drilling of the prime targets	$80,000.00

Total Estimated Cost	$99,500.00

Compliance with Government Regulation

The laws of British Columbia govern work on the claim. Title to mineral claims are issued and administered by the Land Title Office and any work on the property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada, the United States and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of Phases 1, 2 and 3 of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1, 2 and 3 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1, 2 or 3 exploration programs on our Gold Coin Property.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees; Identification of Certain Significant Employees

We are a development stage company and we intend to use the services of contractors and consultants for exploration work on our property. At present, we have no paid employees.

DESCRIPTION OF PROPERTY

Our offices are currently located at 111 Tollgate Drive, Ancaster, Ontario, Canada L9G5C9. Our telephone number is (905) 921-5923.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov .

FINANCIAL STATEMENTS

     Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

     Our audited financial statements from inception (January 18, 2009) to August 31, 2009, as well as unaudited interim financial statements for the three month period ended November 30, 2009 immediately follow, which consist of the following:

Report of Independent Registered Public Accounting Firm
Financial Statements
Balance Sheet
Statement of Operations
Statement of Stockholders' Equity
Statement of Cash Flows
Notes to the Financial Statements

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
AUGUST 31, 2009 and 2008
(STATED IN U.S. DOLLARS)

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF AUGUST 31, 2009 AND 2008

PAGE	3	STATEMENT OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2009, FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2008 AND FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2009

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2009

PAGE	5	STATEMENT OF CASH FLOWS THE YEAR ENDED AUGUST 31, 2009, FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2008 AND FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2009

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of Lamarun Resources Inc.:

           We have audited the balance sheet of Lamarun Resources Inc. as at August 31, 2009 and August 31, 2008 and the statements of operations and deficit, and cash flows for the year ended August 31, 2009, the period from the date of inception (January 18, 2008) through August 31, 2008, and the period from the date of inception (January 18, 2008) through August 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at August 31, 2009 and August 31, 2008 and the results of its operations and its cash flows for the year ended August 31, 2009, the period from the date of inception (January 18, 2008) through August 31, 2008, and the period from the date of inception (January 18, 2008) through August 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred annual losses and further losses are anticipated. The Company requires additional funds to meet its obligations and ongoing operations. Management’s plans in this regard are described in Note 1. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 Chartered Accountants

Burnaby, Canada
November 12, 2009

1

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(STATED IN U.S. DOLLARS)

	August 31,	August 31,
ASSETS	2009	2008

CURRENT ASSETS
Cash	$56,697	$54,559

TOTAL ASSETS	$56,697	$54,559

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$8,600	$4,300
Due to related party	3,400	3,400

TOTAL LIABILITIES	12,000	7,700

STOCKHOLDERS’ EQUITY
Share Subscriptions	-	(3,400)
Common stock, $0.001 par value, 62,000,000 shares
authorized, 12,040,000 shares issued and outstanding	12,040	12,040
Additional paid in capital	50,573	50,573
Contributed Surplus	500	-
Accumulated deficit during exploration stage	(18,416)	(12,354)
Total Stockholders’ Equity	44,697	46,859

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,697	$$54,559

Going Concern (Note 1)

On behalf of the Board

____________________________________ Director	____________________________________ Director

See accompanying notes to financial statements.

2

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
(STATED IN U.S. DOLLARS)

		For The Period	For The Period
	For the Year	From January 18,	From January 18,
	Ended August	2008 (Inception)	2008 (Inception)
	31, 2009	To August 31,	To August 31,
		2008	2009

OPERATING EXPENSES
Accounting and auditing fees	$4,300	$4,300	$8,600
Exploration costs and expenses	850	3,000	3,850
General and administrative	500	140	640
Foreign currency transaction (gain) loss	412	(1,586)	(1,174)
Impairment of mineral properties	-	6,500	6,500
Total Operating Expenses	6,062	12,354	18,416

NET LOSS and COMPREHENSIVE LOSS	$(6,062)	$(12,354)	$(18,416)

Net loss per share – basic and diluted	$(0.0005)	$(0.0045)

Weighted average number of shares outstanding
During the period – basic and diluted	12,040,000	2,740,549

See accompanying notes to financial statements.

3

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

	Common Stock
			Additional			Accumulated
			Paid-In	Contributed	Share	Deficit During
	Shares	Amount	Capital	Surplus	Subscriptions	Exploration Stage	Total
Common stock issued to founders for cash ($0.001 per share)	6,200,000	6,200	-	-		-	6,200

Common stock issued for cash ($0.001)	5,840,000	5,840	50,573	-	-	-	56,413
Share Subscriptions Receivable					(3,400)		(3,400)
Net loss and comprehensive loss for the period from January 18, 2008 (inception) to August 31, 2009.	-	-	-	-	-	(12,354)	(12,354)
Balance as at August 31, 2008	12,040,000	12,040	50,573		(3,400)	(12,354)	46,859

Share Subscriptions Receivable					3,400		3,400
In-Kind Contribution	-	-	-	500	-	-	500
Net loss and comprehensive loss for the period from January 18, 2008 (inception) to August 31, 2009.	-	-	-	-	-	(6,062)	(6,062)
Balance as at August 31, 2009	12,040,000	12,040	50,573	500	-	(18,416)	44,697

See accompanying notes to financial statements.

4

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

		For The Period	For The Period
	For the Year	From January 18,	From January 18,
	Ended August	2008(Inception)	2008(Inception)
	31, 2009	To August 31,	To August 31,
		2008	2009

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss for the period	$(6,062)	$(12,354)	$(18,416)
Adjustments to net loss for non-cash items:
Impairment of mineral properties	-	6,500	6,500
In-kind contribution of services	500	-	500
Changes in operating activities:
Accounts payable and accrued expenses	4,300	4,300	8,600

Net Cash Used In Operating Activities	(1,262)	(1,554)	(2,816)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Share Subscriptions	3,400	(3,400)	-
Issuance of common shares	-	62,613	62,613
Loan from Shareholders	-	3,400	3,400

Net Cash Provided By Financing Activities	3,400	62,613	66,013

CASH FLOWS FROM INVESTING
ACTIVITIES:
Acquisition of the Gold Coin Property	-	(6,500)	(6,500)

Net Cash Used in Investing Activities	-	(6,500)	(6,500)

NET INCREASE IN CASH	2,138	54,559	56,697

CASH AT BEGINNING OF PERIOD	54,559	-	-

CASH AT END OF PERIOD	$56,697	$54,559	$56,697

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

5

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Lamarun Resources Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on January 18, 2008. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties.

The accompanying financial statements included herein have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has accumulated a deficit of $18,416 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Exploration Stage Enterpirse

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provision of Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting for Development Stage Enterprises”, as it were devoting substantially all of its efforts to acquiring and exploring mineral properties.

6

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

It is industry practice that mining companies in the development stage are classified under Generally Accepted Accounting Principles as exploration stage companies. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration or development stage.

NOTE 2	PRINCIPAL ACCOUNTING POLICIES

(A) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(B) Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair market value of the Company’s financial instruments comprising cash and accounts payable and accrued liabilities were estimated to approximate their carrying values due to immediate or short-term maturity of these financial instruments. The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

(C) Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2009, the Company had no components of comprehensive income.

7

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

(B) Mineral Property

The Company has been in the exploration stage since its inception on January 18, 2008, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. The Company expenses all costs related to the maintenance, development and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs are being expensed.

Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets.” The Company assesses the carrying cost for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated lie of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of August 31, 2009, there were no common share equivalents outstanding.

(F) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future periods; and accordingly is offset by a valuation allowance. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition ad measurement of tax positions taken into in tax returns.

8

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would be accrued and classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

(G) Foreign Currency Translation

In accordance with SFAS 52 "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Concentration of Credit Risk

Cash includes deposits at a Canadian financial institution in US currency which is not covered by either the US FDIC limits or the Canadian CDI limits and therefore the entire cash balance of $56,697 is uninsured. The Company has placed its cash in a high credit quality financial institution.

(J) Fair Value Measurement

On July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”) as it relates to financial assets and financial liabilities. In February 2008, the FASB staff issued Staff Position No. 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP FAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for the Company’s fiscal year beginning July 1, 2009.

SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

9

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS

(i)	Business Combinations

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal periods beginning after December 15, 2008. We will adopt SFAS 141R on September 1, 2009. This standard will change our accounting treatment for business combinations on a prospective basis.

10

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

In December 2007, the FASB issued SFAS No. 160, “No controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the no controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal periods beginning after December 15, 2008. We will adopt SFAS 160 on September 1, 2009. Adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(ii)	SFAS 161

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. Accordingly, the Company will adopt SFAS 161 on September 1, 2009. Adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(iii)	SFAS 162

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards

11

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company has evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of the Company’s financial results.

(iv)	SFAS 163

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. We will adopt SFAS 160 on September 1, 2009. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

(v)	SFAS 165

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective with interim and annual financial periods ending after June 15, 2009. We will adopt SFAS 160 on September 1, 2009. Management has evaluated the impact of the adoption of SFAS 165 and it has had no impact the Company's results of operations, financial position or cash flows.

12

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(vi)	SFAS 166

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement” (“SFAS 166”). SFAS No. 166 is intended to establish standards of financial reporting for the transfer of assets and transferred assets to improve the relevance, representational faithfulness, and comparability. SFAS 166 was established to clarify derecognition of assets under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 166 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2009. We will adopt SFAS 166 on September 1, 2009.

The Company has determined that the adoption of SFAS No. 166 will have no impact will have on its consolidated financial statements.

(vii)	SFAS 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”). SFAS No. 167 eliminates the exception to consolidate a qualifying special-purpose entity, changes the approach to determining the primary beneficiary of a variable interest entity and requires companies to more frequently re-assess whether they must consolidate variable interest entities. Under the new guidance, the primary beneficiary of a variable interest entity is identified qualitatively as the enterprise that has both (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. SFAS No. 167 becomes effective for the Company’s fiscal 2011 year-end and interim reporting periods thereafter. The Company does not expect SFAS No. 167 to have a material impact on its financial statements.

(viii)	SFAS 168

In July 2009, the FASB issued SFAS No. 168, "FASB Accounting Standards Codification" ("SFAS 168"), as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is non-authoritative. Management is currently evaluating the impact of the adoption of SFAS 168 but does not expect the adoption of SFAS 168 to impact the Company's results of operations, financial position or cash flows.

13

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(ix)	APB 141

In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB Statement No. 133. Convertible debt instruments within the scope of FSP 14-1 are not addressed by the existing APB 14. FSP 14-1 would require that the liability and equity components of convertible debt instruments within the scope of FSP 14-1 be separately accounted for in a manner that reflects the entity’s nonconvertible debt borrowing rate. This will require an allocation of the convertible debt proceeds between the liability component and the embedded conversion option (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component would be reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life using the effective interest method. FSP APB 14-1 is effective for the Company’s fiscal year beginning September 1, 2009 and will be applied retrospectively to all periods presented. Adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4	MINERAL PROPERTY

Gold CoinProperty

Pursuant to a mineral property purchase and sale agreement dated May 16, 2008, the Company acquired a 100% interest in the Gold Coin Property, located in the New Westminster, British Columbia, Canada, for a purchase price of $6,500. The Company incurred $3,850 of exploration expenditures as of August 31, 2009. As at August 31, 2008 the Company wrote off the mineral property acquisition costs of $6,500 due to the uncertainty of establishing proven and probable reserves.

14

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 5	STOCKHOLDERS’ EQUITY

On May 31, 2008, the Company issued 6,200,000 shares of common stock at par value to its founders for cash of $6,200 ($0.001 par value per share).

On May 31, 2008, the Company issued 5,840,000 shares of common stock for cash of $50,573 which was accounted for as $5,840 par value of stock and the remainder as additional paid in capital ($0.001 par value per share).

As of August 31, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $500 to the Company (See Note 4).

NOTE 6	RELATED PARTY

In May 2008, two directors of the Company loaned the Company $3,400. The loans are unsecured, bears no interest and payable on request. As of August 31, 2009, $3,400 was owed to these directors.

As of August 31, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $500 to the Company since inception (See Note 3).

NOTE 7	INCOME TAXES

The provision for income taxes reported differs from the amount computed by applying the United States statutory rate to income before income taxes for the following reasons:

	2009	2008
Income from continuing operations before income	$(6,062)	$(12,354)
taxes
Statutory income tax rate	15%	15%
Expected income tax expense	(909)	(1,853)
Valuation allowance	909	1,853
Total income taxes	$-	$-

The significant components of the Company's income tax asset and liabilities are as follows:

15

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 7	INCOME TAXES (Continued)

	2009	2008
Future income tax assets:

Non-capital losses	$1,507	$570
Tax value of exploration in excess of book value	1,255	1,283
Less valuable allowance	(2,762)	(1,853)
Net future income assets	$-	$-

Estimated taxable income for 2009 is $Nil. It cannot be reasonably estimated at this time if it is more likely than not that the Company will realize the benefits from future income assets.

As at August 31, 2009 the Company has non-capital losses of approximately $10,050 which may be carried forward to apply against future years' income tax for United States income tax purposes, subject to final determination by taxation authorities and expiring as follows:

2028	$3,804
2029	6,246
Total	$10,050

16

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
MAY 31, 2010
(STATED IN U.S. DOLLARS)

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	2	BALANCE SHEET AS OF MAY 31, 2010 AND AUGUST 31, 2009

PAGE	3	STATEMENT OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2010 AND 2009, AND FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO MAY 31, 2010

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO MAY 31, 2010

PAGE	5	STATEMENT OF CASH FLOWS FOR THE NINE MONTHS PERIOD ENDED MAY 31, 2010 AND 2009, AND FOR THE FOR THE PERIOD FROM JANUARY 18, 2008 (INCEPTION) TO MAY 31, 2010

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(STATED IN U.S. DOLLARS)

	May 31,	August 31,
	2010	2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash	$38,125	$56,697

TOTAL ASSETS	$38,125	$56,697

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$8,594	$8,600
Due to related party	3,400	3,400

TOTAL LIABILITIES	11,994	12,000

STOCKHOLDERS’ EQUITY

Common stock, $0.001 par value, 62,000,000 shares authorized, 12,040,000 shares issued and outstanding	12,040	12,040
Additional paid in capital	50,573	50,573
Contributed Surplus	5,000	500
Accumulated deficit during exploration stage	(41,482)	(18,416)
Total Stockholders’ Equity	26,131	44,697

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,125	$$56,697

Going Concern (Note 1)

On behalf of the Board

____________________________     Director      __________________________     Director

See accompanying notes to financial statements.
2

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(STATED IN U.S. DOLLARS)
(Unaudited)

	For the Three Months			For the Nine Months		For The Period
	Ended May 31			Ended May 31		From January
						18, 2008
	2010		2009	2010	2009	(Inception) To
						May 31, 2010
OPERATING EXPENSES
Accounting and auditing fees	$4,200		$-	$12,950	$-	$21,550
Exploration costs and expenses	1,050		-	1,050	-	4,900
General and administrative	1,500		-	4,600	-	5,240
Foreign currency transaction (gain) loss	-		-	-	411	(1,174)
Impairment of mineral properties	-		-	-	-	6,500
Legal fees	1,338		-	2,719	-	2,719
Listing and filing fees	425		-	1,747	-	1,747
Total Operating Expenses	8,513		-	23,066	411	41,482

NET LOSS and COMPREHENSIVE LOSS	$(8,513)	$	(-)	$(23,066)	$(411)	$(41,482)

Net loss per share – basic and diluted	$(0.0006)		$(0.0000)	$(0.0018)	$(0.0000)

Weighted average number of shares outstanding During the period – basic and diluted	12,040,000		12,040,000	12,040,000	12,040,000

See accompanying notes to financial statements.
3

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
(STATED IN U.S. DOLLARS)
(Unaudited)

	Common Stock
			Additional			Accumulated
			Paid-In	Contributed	Share	Deficit During
	Shares	Amount	Capital	Surplus	Subscriptions	Exploration Stage	Total
Common stock issued to founders for cash ($0.001 per share)	6,200,000	$6,200	$-	$-	$-	$-	$6,200
Common stock issued for cash ($0.001)	5,840,000	5,840	50,573	-	-	-	56,413
Share Subscriptions Receivable	-	-	-	-	(3,400)	-	(3,400)
Net loss and comprehensive loss for the period from January 18, 2008 (inception) to August 31, 2009.	-	-	-	-	-	(12,354)	(12,354)
Balance as at August 31, 2008	12,040,000	12,040	50,573		(3,400)	(12,354)	46,859
Share Subscriptions Receivable	-	-	-	-	3,400	-	3,400
In-Kind Contribution	-	-	-	500	-	-	500
Net loss and comprehensive loss for the year	-	-	-	-	-	(6,062)	(6,062)
Balance as at August 31, 2009	12,040,000	12,040	50,573	500	-	(18,416)	44,697
In-Kind Contribution	-	-	-	4,500	-	-	4,500
Net loss and comprehensive loss for the period	-	-	-	-	-	(23,066)	(23,066)
Balance as at May 31, 2010	12,040,000	$12,040	$50,573	$5,000	$-	$(41,482)	$26,131

See accompanying notes to financial statements.
4

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
(STATED IN U.S. DOLLARS)
(Unaudited)

	For the Nine	For the Nine	For The Period
	Months Ended	Months Ended	From January 18,
	May 31, 2010	May 31, 2009	2008 (Inception)
			To May 31, 2010

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss for the period	$(23,066)	$(411)	$(41,482,)
Adjustments to net loss for non-cash items:
Impairment of mineral properties	-	-	6,500
In-kind contribution of services	4,500	-	5,000
Changes in operating activities:
Accounts payable and accrued expenses	(6)	-	8,594

Net Cash Used In Operating Activities	(18,572)	(411)	(21,388)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Share Subscriptions	-	3,400	-
Issuance of common shares	-	-	62,613
Loan from Shareholders	-	-	3,400

Net Cash Provided By Financing Activities	-	3,400	66,013

CASH FLOWS FROM INVESTING
ACTIVITIES:
Acquisition of the Gold Coin Property	-	-	(6,500)

Net Cash Used in Investing Activities	-	-	(6,500)

NET INCREASE (DECREASE) IN CASH	(18,572)	2,989	38,125

CASH AT BEGINNING OF PERIOD	56,697	54,559	-

CASH AT END OF PERIOD	$38,125	$57,548	$38,125

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

5

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Lamarun Resources Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on January 18, 2008. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties.

These unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company’s audited financial statements filed as part of the Company’s August 31, 2009 Annual Report on Form 10-K. This quarterly report should be read in conjunction with the annual report.

In the opinion of the Company’s management, these financial statements reflect all adjustments necessary to present fairly the Company’s financial position at May 31, 2010, and the results of operations and the statements of cash flows for the nine months ended May 31, 2010 and 2009. The results of operations for the three and nine months ended May 31, 2010 are not necessarily indicative of the results to be expected for the entire fiscal year.

The accompanying financial statements included herein have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has accumulated a deficit of $41,482 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

6

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Exploration Stage Enterprise

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provision of Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting for Development Stage Enterprises”, as it were devoting substantially all of its efforts to acquiring and exploring mineral properties.

It is industry practice that mining companies in the development stage are classified under Generally Accepted Accounting Principles as exploration stage companies. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration or development stage.

NOTE 2	PRINCIPAL ACCOUNTING POLICIES

(A) Cash and Cash Equivalents
For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(B) Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FASB ASC 825-10, “The Fair Value Option for Financial Assets and Financial Liabilities. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair market value of the Company’s financial instruments comprising cash and accounts payable and accrued liabilities were estimated to approximate their carrying values due to immediate or short-term maturity of these financial instruments. The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

7

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

(C) Comprehensive Income
FASB ASC 220, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of May 31, 2010, the Company had no components of comprehensive income.

(D) Mineral Property
The Company has been in the exploration stage since its inception on January 18, 2008, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. The Company expenses all costs related to the maintenance, development and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs are being expensed.

Mineral property acquisition costs are initially capitalized when incurred using the guidance in the statement “Whether Mineral Rights Are Tangible or Intangible Assets.” The Company assesses the carrying cost for impairment under “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated lie of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

(E) Loss Per Share
Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC 260, “Earnings Per Share.” As of May 31, 2010, there were no common share equivalents outstanding.

(F) Income Taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted FASB ASC 740, “Accounting for Income Taxes. Pursuant to FASB ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future periods; and accordingly is offset by a valuation allowance. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition ad measurement of tax positions taken into in tax returns.

8

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would be accrued and classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

(G) Foreign Currency Translation
In accordance with FASB ASC 830, "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar.

(H) Business Segments
The Company operates in one segment and therefore segment information is not presented.

(I) Concentration of Credit Risk
Cash includes deposits at a Canadian financial institution in US currency which is not covered by either the US FDIC limits or the Canadian CDI limits and therefore the entire cash balance of $38,125 is uninsured. The Company has placed its cash in a high credit quality financial institution.

(J) Fair Value Measurement
On July 1, 2008, the Company adopted FASB ASC 820 , Fair Value Measurements (“ASC 820”) as it relates to financial assets and financial liabilities. The provisions of ASC 820 are effective for the Company’s fiscal year beginning September 1, 2009.

ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820 are described below:

9

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 2	PRINCIPAL ACCOUNTING POLICIES (Continued)

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS

(i)	Business Combinations

In December 2007, the FASB issued ASC 805, Business Combinations (ASC 805). ASC 805 significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under ASC 805, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. ASC 805 is effective for fiscal periods beginning after December 15, 2008. We adopted ASC 805 on September 1, 2009. This standard will change our accounting treatment for business combinations on a prospective basis.

In December 2007, the statement “No controlling Interests in Consolidated Financial Statements, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the no controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The statement is effective for fiscal periods beginning after December 15, 2008. We adopted the statement on September 1, 2009. Adoption of this standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

10

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(ii)	Derivative Instruments and Hedging Activities

In March 2008, the FASB issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities (ASC 815). ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. Accordingly, the Company adopted ASC 815 on September 1, 2009. Adoption of this standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

(iii)	Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued the statement “The Hierarchy of Generally Accepted Accounting Principles” . This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards.

No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company has evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of the Company’s financial results.

(iv)	Financial Guarantee Insurance Contracts

In May 2008, the FASB issued the statement "Accounting for Financial Guarantee Insurance Contracts. The statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2008. We adopted the statement on September 1, 2009. Adoption of the statement did not have a material impact on its financial condition or results of operation.

11

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(v)	Subsequent Events

In May 2009, the FASB issued ASC 855, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. ASC 855 is effective with interim and annual financial periods ending after June 15, 2009. We adopted ASC 855 on September 1, 2009. Management has evaluated the impact of the adoption of and it has had no impact the Company's results of operations, financial position or cash flows.

(vi)	Transfers of Financial Assets

In June 2009, the FASB issued the statement “Accounting for Transfers of Financial Assets—an amendment of FASB Statement” (“SFAS 166”). SFAS No. 166 is intended to establish standards of financial reporting for the transfer of assets and transferred assets to improve the relevance, representational faithfulness, and comparability. SFAS 166 was established to clarify derecognition of assets under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 166 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2009. We adopted the statement on September 1, 2009.

Adoption of the statement had no impact on our consolidated financial statements.

(vii)	Amendments to Interpretation No 46(R)

In June 2009, the FASB issued the statement “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”). SFAS No. 167 eliminates the exception to consolidate a qualifying special-purpose entity, changes the approach to determining the primary beneficiary of a variable interest entity and requires companies to more frequently re-assess whether they must consolidate variable interest entities. Under the new guidance, the primary beneficiary of a variable interest entity is identified qualitatively as the enterprise that has both (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. SFAS No. 167 becomes effective for the Company’s fiscal 2011 year-end and interim reporting periods thereafter. The Company does not expect SFAS No. 167 to have a material impact on its financial statements.

12

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(viii)	Accounting Standards Codification

In July 2009, the FASB issued ASC 105-20-05 , "FASB Accounting Standards Codification" ("ASC 105-20-05"), as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC 105-20-05 . All other accounting literature not included in the Codification is non-authoritative. Management is currently evaluating the impact of the adoption of ASC 105-20-05 but does not expect the adoption of ASC 105-20-05 to impact the Company's results of operations, financial position or cash flows.

(ix)	Convertible Debt Instruments

In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB Statement No. 133. Convertible debt instruments within the scope of FSP 14-1 are not addressed by the existing APB 14. FSP 14-1 would require that the liability and equity components of convertible debt instruments within the scope of FSP 14-1 be separately accounted for in a manner that reflects the entity’s nonconvertible debt borrowing rate. This will require an allocation of the convertible debt proceeds between the liability component and the embedded conversion option (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component would be reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life using the effective interest method. FSP APB 14-1 is effective for the Company’s fiscal year beginning September 1, 2009 and will be applied retrospectively to all periods presented. Adoption of this standard didnot have a material impact on the Company’s financial position, results of operations or cash flows.

13

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 3	RECENT ACCOUNTING PRONOUNCEMENTS: (Continued)

(x)	Revenue Recognition: Multiple-Deliverable Revenue Arrangements

In September 2009, FASB amended the ASC as summarized in ASU 2009-13, “Revenue Recognition (ASC 605): Multiple-Deliverable Revenue Arrangements.” Guidance in ASC 605-25 on revenue arrangements with multiple deliverables has been amended to require an entity to allocate revenue to deliverables in an arrangement using its best estimate of selling prices if the vendor does not have vendor-specific objective evidence or third-party evidence of selling prices, and to eliminate the use of the residual method and require the entity to allocate revenue using the relative selling price method. The new guidance also requires expanded quantitative and qualitative disclosures about revenue from arrangements with multiple deliverables. The update is effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis for new revenue arrangements entered into after adoption of the update, or by retrospective application. The Company is assessing the potential impact of the update on its consolidated financial statements.

(xi)	Fair Value Measurements and Disclosures

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its consolidated financial statements.

Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future consolidated financial statements.

14

LAMARUN RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STETEMENTS
(STATED IN U.S. DOLLARS)
(Unaudited)

NOTE 4	MINERAL PROPERTY

Gold Coin Property

Pursuant to a mineral property purchase and sale agreement dated May 16, 2008, the Company acquired a 100% interest in the Gold Coin Property, located in the New Westminster, British Columbia, Canada, for a purchase price of $6,500. The Company incurred $4,900 of exploration expenditures as of May 31, 2010. As at August 31, 2008 the Company wrote off the mineral property acquisition costs of $6,500 due to the uncertainty of establishing proven and probable reserves.

NOTE 5	STOCKHOLDERS’ EQUITY

On May 31, 2008, the Company issued 6,200,000 shares of common stock at par value to its founders for cash of $6,200 ($0.001 par value per share).

On May 31, 2008, the Company issued 5,840,000 shares of common stock for cash of $50,573 which was accounted for as $5,840 par value of stock and the remainder as additional paid in capital ($0.001 par value per share).

As of May 31, 2010, the Company’s President contributed rent and administrative expenses with a fair value of $5,000 to the Company (See Note 6).

NOTE 6	RELATED PARTY

In May 2008, two directors of the Company loaned the Company $3,400. The loans are unsecured, bears no interest and payable on request. As of May 31, 2010, $3,400 was owed to these directors.

As of May 31, 2010, the Company’s President contributed rent and administrative expenses with a fair value of $5,000 to the Company since inception (See Note 5).

15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

At the time of this report, we have engaged Mr. Laurence Sookchoff, Professional Engineer, to carry out the recommended geological work program on the company's Gold Coin mineral claim. There is no written agreement concerning the engagement of Mr. Sookchoff and payment for services will be executed on an on-going basis as invoiced.

We have been advised that presently, staff is reviewing historical data on the gold coin and a prospecting crew is being mobilized to travel to the property to carry out the initial Phase 1 program consisting of prospecting, trenching and sampling.

12 month Plan

Our plan of operation for the next 12 months will be to complete the recommended three Phases of the exploration work program on the Gold Coin mineral property consisting of 1, prospecting, trenching and sampling, 2, VLF-EM magnetometer survey and 3, diamond drilling. We anticipate that the total cost of these exploration programs will be approximately $ 99,500.

We plan to commence Phase 1 of the recommended exploration program on the Gold Coin in June 2010. This initial exploration program consists of prospecting, trenching and soil sampling. This initial Phase 1 program is anticipated to be completed in two weeks at a cost of approximately $ 7,500.

We plan to commence Phase two of the recommended exploration work program consisting of VLF-EM and Magnetometer survey in the month of August 2010. This program is anticipated to be completed in 1 month at a cost of approximately $ 12,000.

We will then review results and information from the already completed phase 1 and 2 of the exploration work program on the Gold Coin and, based on positive results and recommendations, we plan to commence Phase three of the recommended exploration program consisting of diamond drilling in the month of October 2010. The drilling program is anticipated to be completed in two months at a cost of approximately $ 80,000.

In the spring of 2011 we will review findings from the diamond drilling program on the Gold Coin property and will proceed with additional exploration work program that may be recommended by our professional Geologist or Engineer.
We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the recommended three phases exploration program.

While we have enough funds to cover the phase one and two of the exploration program, we will require additional funding in order to cover administrative expenses and to proceed with the recommended phase three exploration program and any additional exploration programs that may be recommended as a result of findings of the initial three phases of the exploration work on the Gold Coin property.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

There are no agreements for loans and contribution with any of the directors and officers. The referenced loan is unsecured and bears no interest and payable on request. The amount of the contribution doesn’t have any agreements as it is an estimation of fair value of services provided by president and office space and equipment used to provide those services.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

Since inception, we have issued 12,040,000 shares of our common stock and received $62,600 in proceeds from these sales.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

In May 2008, we issued 3,200,000 shares of common stock to our Secretary, Mr. Ken Bhandal and 3,000,000 shares of common stock to our Chief Financial Officer, Mr. Gary Sangha, pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The purchase price of the shares was $6,200.

As of November 30, 2009, our total assets were $46,824 and our total liabilities were $6,800.

Results of Operations for the Three Months ended May 31, 2010.

We did not earn any revenues for the three months ended May 31, 2010.

We incurred operating expenses in the amount of $8,513 for the three months ended May 31, 2010. These operating expenses were comprised of accounting and audit fees of $4,200 and, general and administrative fees of $1,500, exploration costs of $1,050, legal fees of $1,338 and filing fees of $425.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Results of Operations from inception (January 18, 2008) to August 31, 2009

We did not earn any revenues from our incorporation on January 18, 2008 to August 31, 2009. We have only recently commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

We incurred operating expenses in the amount of $18,416 for the period from our inception on January 18, 2008 to August 31, 2009. These operating expenses were comprised of accounting and audit fees of $8,600, exploration costs and expenses of $3,850, general and administrative fees of $640, foreign currency transaction loss of $1,174 and mineral property purchase of $6,500.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

MANAGEMENT

Officers and Directors

The name, address, age and position of our present officers and directors as of July 19 , 2010 are set forth below:

Name and Addres	Age	Position
Harvinder Klare President, CEO, and a Director 242 Edenbrooke Hill Drive Brampton, Ontario Canada L7A 2W6	33	President, chief executive officer and director
Ken Bhandal Secretary and a Director 158 Torrancewood Drive Brampton, Ontario Canada L6Y 4K2	59	Secretary and director

Gary Sangha Treasurer and a Director 107 Tollgate Drive, Ancaster, Ontario Canada L9G 5C9	58	Chief financial officer, treasurer and director

The persons named above have held offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Since our inception on January 18, 2008, Harvinder Klare has been our president, chief executive officer and director, Ken Bhandal has been our secretary and director, and, Gary Sangha has been our treasurer, chief financial officer and director.

Mr. Harvinder Klare, age 34 was a student at the Gurunanak University in Amritsar, India until 2004 where he received a PhD in Physics. From August 2005 to January 2006 worked at Recall Data, a Toronto, Canada based company involved in the electronic data recovery. His position was as a computer technician responsible to complete various tasks related to electronic data recovery. From February 2006 to present he has been working for JMD Corporation a freight brokerage company based in Toronto Ontario, Canada involved in the transportation business. He holds the position of office manager responsible to organize a number of carriers to pick up and deliver various products for customers. Mr. Klare is not a director of any other company.

He will dedicate 10% of his professional time to the business of the company. Mr Klare volunteers his time to the company, owns no stock and has no agreement whereby he expects to receive compensation

Mr. Klare has no experience in mineral exploration but will contract professional people such as Professional Engineers or Geologist to conduct all necessary geological work and prepare relevant reports for the company.

Mr. Klare is qualified and capable to perform his duties on the board because of his impressive educational background and vast experience in managing companies. Because of this experience Mr. Klare is quite capable in decision making and engaging professionals who will serve the best interest of the company.

Mr. Ken Bhandal has been self employed as an independent real estate consultant since 1992. He received his Real Estate Salesman’s and Sub Mortgage Broker’s license in January 1992. Responsibilities include consulting clients in regards to real estate ventures, finding potential properties and advising on real estate queries .Mr. Bandal is not a director of any other company.

He will dedicate 10% of his professional time to the business of the company.

Mr. Bhandal has no experience in mineral exploration but will contract professional people such as Professional Engineers or Geologist to conduct all necessary geological work and prepare relevant reports for the company.

Mr. Bhandal is qualified and capable to perform his duties on the board because of this experience as an independent self employed professional. Because of this experience Mr. Bhandals will be a director who acts in the best interest of the Company.

Mr. Gary Sangha has owned and operated Active Custom Design Construction Ltd. located in Ontario since 2005. Responsibilities include dealing with clients, sub-contracting construction trades, and managing construction projects.Mr. Sangha received a CIM degree of the Canadian Institute of Management in 1995. Mr. Sangha is not a director of any other company.

He will dedicate 10% of his professional time to the business of the company.

Mr. Sangha has no experience in mineral exploration but will contract professional people such as Professional Engineers or Geologist to conduct all necessary geological work and prepare relevant reports for the company.

Mr.Sangha is qualified and capable to perform his duties on the board because of this business experience dealing with a variety of professionals. Because of this experience Mr. Sangha will be a director who acts in the best interest of the Company.

During the past ten years, Mr. Klare, Mr. Bhandal and Mr. Sangha have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Klare, Mr. Bhandal or Mr. Sangha were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Klare, Mr. Bhandal or Mr. Sangha’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors will serve until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the past fiscal year ending August 31, 2009 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

SUMMARY COMPENSATION TABLE
	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Harvinder Klare President, CEO, and a Director	2009 2008	None None	None None	None None	None None	None None	None None	None None	None None
Ken Bhandal Secretary and a Director	2009 2008	None None	None None	None None	None None	None None	None None	None None	None None
Gary Sangha Treasurer and a Director	2009 2008	None None	None None	None None	None None	None None	None None	None None	None None

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Harvinder Klare Brampton, Ontario, Canada President, Chief Executive Officer and Director	None	None	None
Ken Bhandal Brampton, Ontario, Canada Director and Secretary	Common	3,200,000	27%
Gary Sangha Ancaster, Ontario, Canada Director, Chief Financial Officer and Treasurer	Common	3,000,000	25%
All officers & directors as a group consisting of three people	Common	6,200,000	52%

(1) The percentage of class is based on 12,040,000 shares of common stock outstanding as of July 19 , 2010.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In May, 2008, we issued a total of 6,200,000 shares of restricted common stock to Gary Sangha and Ken Bhandal, our directors in consideration of $6,200.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LAMARUN RESOURCES INC.

5,840,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: _____, 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.16
Transfer Agent Fee	$3,000
Listing & Filing Fees	$650
Exploration Costs & Expenses	$7,500
General and Administrative	$286.00
Accounting & Auditing fees	$12,129.00
Legal fees and expenses	7,500
Total	31,096.16

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

On May 31, 2008, we issued 6,200,000 shares of common stock to, to our Gary Sangha and Ken Bhandal in consideration of $0.001 per share or a total of $6,200. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 31, 2008, we issued 5,840,000 shares of common stock to forty individuals in consideration of $0.01 per share or a total of $50,573. The 5,840,000 shares so issued are being registered in this offering. The foregoing 5,840,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

James Powell	180,000
David Viola	180,000
Hussein Jalloul	180,000
Conson Emiliyauis	140,000
Fathima Farvin Mehar	140,000
Fathima Mehar	140,000
Shaun Jamieson	160,000
Leo Tinico	180,000
Fardowsa Gabeyre	160,000
Vince Consoli	180,000
Chris McGill	140,000
Joseph Lucas	140,000
Egbert Felix	140,000
Kevin Hartherly	140,000
Brian Lucas	140,000
Sharon Chase	140,000
George Dizes	140,000
Dwayne Arokium	100,000
Kathleen Balgrove	100,000
Sonia Visalli	180,000
Ajit Gautam	160,000
Dini Dimakos	160,000
Liliana Aiello	180,000
Galina Lechtchoun	160,000
Ekaterina Kaptur	160,000
Taunica Johnson	160,000
Ayham Helwani	160,000
Gary Fraga	100,000
Larisa Levin	180,000

Abdirizak Gabaire	140,000
Allan Tinico	160,000
Rahul Gopal	100,000
Edward Jiminez	140,000
Dora Paola	100,000
Jordan Queyquep	140,000
Soumela Apostolidis	100,000
Derron Cooke	100,000
Deyon Woon	100,000
Dennis Henry	100,000
Patrick Lucas	140,000
Anthony Aiello	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT	DESCRIPTION
NUMBER
3.1	Articles of Incorporation *
3.2	By-Laws *
3.3	Charter *
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Gold Coin Property Purchase and Sale Agreement *
10.2	Geologist Consent dated May 5, 2010*
23.1	Consent of Cinnamon Jang Willough & Company
23.2	Consent of Counsel, as in Exhibit 5.1

* Incorporated by reference to Form S-1 filed on February 16, 2010

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brampton, Ontario, Canada, on this 19th day of July , 2010.

LAMARUN RESOURCES INC.

BY: /s/ HARVINDER KLARE
       Harvinder Klare, President, Chief Executive Officer,
       and Director

BY: /s/ KEN BHANDAL
       Ken Bhandal, Secretary and Director

BY: /s/ GARY SANGHA
       Gary Sangha, Treasurer, Principal Financial Officer,
       Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 19 , 2010

BY: /s/ HARVINDER KLARE
        Harvinder Klare, President, Chief Executive Officer,
        and Director

BY: /s/ KEN BHANDAL
        Ken Bhandal, Secretary and Director

BY: /s/ GARY SANGHA
        Gary Sangha, Treasurer, Principal Financial Officer,
        Principal Accounting Officer and Director